EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Matthew M. Partridge and Daniel E. Smith as his attorney-in-fact and agent, with full power of substitution and re-substitution for him in any and all capacities, to sign this Registration Statement and any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ John P. Albright John P. Albright	President and Chief Executive Officer (Principal Executive Officer), and Director	January 29, 2021

/s/ Matthew M. Partridge Matthew M. Partridge	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 29, 2021

/s/ Lisa M. Vorakoun Lisa M. Vorakoun	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 29, 2021

/s/ George R. Brokaw George R. Brokaw	Director	January 29, 2021

/s/ Laura M. Franklin Laura M. Franklin	Chairman of the Board, Director	January 29, 2021

/s/ R. Blakeslee Gable R. Blakeslee Gable	Director	January 29, 2021

/s/ Christopher W. Haga Christopher W. Haga	Director	January 29, 2021

/s/ Howard C. Serkin Howard C. Serkin	Vice Chairman of the Board, Director	January 29, 2021

/s/ Casey R. Wold Casey R. Wold	Director	January 29, 2021